EXHIBIT 99

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, Robert J. Allison, Jr., Chairman, President and Chief Executive Officer of Anadarko Petroleum Corporation (Company) and Michael E. Rose, Executive Vice President and Chief Financial Officer of the Company, certify that:

          (1) the Quarterly Report on Form 10-Q of the Company for the period ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (Report), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 14, 2003	/s/ ROBERT J. ALLISON, JR.
Robert J. Allison, Jr.
Chairman, President and Chief Executive Officer

May 14, 2003	/s/ MICHAEL E. ROSE
Michael E. Rose
Executive Vice President and Chief
Financial Officer

This certification is made solely pursuant to 18 U.S.C. Section 1350, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to Anadarko and will be retained by Anadarko and furnished to the Securities and Exchange Commission or its staff upon request.